Exhibit 99.3

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0000151596_1 R1.0.0.11699 THE SAVANNAH BANCORP, INC. ATTN: MIKE HARDEN P.O. BOX 188 SAVANNAH, GA 31402 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3: For Against Abstain 1 Proposal to approve the Agreement and Plan of Merger, dated as of August 7, 2012, by and between SCBT Financial Corporation and The Savannah Bancorp, Inc.["SAVB"], pursuant to which SAVB will merge with and into SCBT Financial Corporation as more fully described in the attached joint proxy statement/prospectus. 2 Proposal to adjourn the SAVB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement. 3 Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of SAVB will or may receive in connection with the merger pursuant to existing agreements or arrangements with SAVB. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000151596_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . THE SAVANNAH BANCORP, INC. Special Meeting of Shareholders November 30, 2012 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Robert B. Briscoe and Andy Thompson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE SAVANNAH BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 09:00 AM, local time on November 30, 2012, at the Hyatt Regency, 2 West Bay Street, Savannah, Georgia, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side